Exhibit 99.1

NEWS…	Contact:	Robert S. Merritt
April 28, 2005		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, April 28, 2005 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended April 23, 2005 compared with the same four-week period in 2004 changed by approximately:

Four weeks ended April 23, 2005	Company- owned	Franchise and development joint venture		System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-1.4%	0.7%		-1.1%
Carrabba’s Italian Grills	7.1%	n/a		7.1%
Fleming’s Prime Steakhouse and Wine Bars	12.8%	n/a		12.8%
Roy’s	5.1%	n/a		5.1%
Bonefish Grills	0.8%	-2.4%	(1)	0.5%
Domestic average unit volumes
Outback Steakhouses	-2.0%	2.2%		-1.5%
Carrabba’s Italian Grills	4.3%	n/a		4.3%
Fleming’s Prime Steakhouse and Wine Bars	4.9%	n/a		4.9%
Roy’s	8.3%	n/a		8.3%
Bonefish Grills	-1.1%	-5.9%	(1)	-1.0%

(1)	Represents three restaurants for comparable store sales and four restaurants for average unit volumes.

The Company noted that it continues to experience soft sales at its restaurants in the Midwest. The Outback Steakhouse brand is affected more than the Company’s other brands because of the relative proportion of Outback restaurants located in the Midwest.

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STORE INFORMATION

	Restaurants opened during the month ended April 30, 2005	Restaurants open as of April 30, 2005
Outback Steakhouses
Company-owned - domestic	-	654
Company-owned - international	2	77
Franchised and development joint venture - domestic	-	104
Franchised and development joint venture - international	-	55
Total	2	890
Carrabba's Italian Grills
Company-owned	1	177
Bonefish Grills
Company-owned	2	70
Franchised	-	4
Total	2	74
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	-	32
Roy’s
Company-owned	-	19
Lee Roy Selmon’s
Company-owned	-	2
Cheeseburger in Paradise
Company-owned	-	14
Paul Lee’s Chinese Kitchens
Company-owned	-	3

System-wide total	5	1,211

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

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